Exhibit 99.1

ENBRIDGE ENERGY MANAGEMENT, L.L.C.
5400 WESTHEIMER COURT
HOUSTON, TX 77056
ATTN: KELLY L. GRAY

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 16, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
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E52715-S78043

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

The Board of Directors and Special Committee of the Board of Directors of Enbridge Energy Management, L.L.C. recommend you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. To approve the Agreement and Plan of Merger, dated as of September 17, 2018 (as it may be amended from time to time, the "EEQ merger agreement"), entered into by and among Enbridge Energy Management, L.L.C. ("EEQ"), Enbridge Inc. ("Enbridge"), Winter Acquisition Sub I, Inc. ("Merger Sub") and, solely for purposes of Article I, Section 2.4 and Article X therein, Enbridge Energy Company, Inc. (the "General Partner") (the "EEQ Merger Proposal").	☐	☐	☐
2. To waive Section 9.01(a)(v) of the Amended and Restated Limited Liability Company Agreement of EEQ, dated as of October 17, 2002, as amended (the "EEQ LLC Agreement"), in connection with the merger provided for in the EEQ merger agreement (the "Waiver Proposal").	☐	☐	☐
3. To adopt an amendment to the EEQ LLC Agreement (a form of which is attached as Exhibit A to the EEQ merger agreement) to increase certain voting rights to which the record holders of all of the outstanding listed shares of EEQ are entitled (the "EEQ LLC Agreement Amendment Proposal").	☐	☐	☐
4. To approve the adjournment of the special meeting from time to time, if necessary to solicit additional proxies if there are not sufficient votes to approve the EEQ Merger Proposal, the Waiver Proposal or the EEQ LLC Agreement Amendment Proposal, at the time of the special meeting.	☐	☐	☐
5. To approve the Agreement and Plan of Merger, dated as of September 17, 2018 (as it may be amended from time to time, the "EEP merger agreement"), entered into by and among Enbridge Energy Partners, L.P. ("EEP"), the General Partner, EEQ, Enbridge, Enbridge (U.S.) Inc., Winter Acquisition Sub II, LLC and, solely for purposes of Article I, Article II and Article XI therein, Enbridge US Holdings Inc., in order to determine how the EEP i-units will be voted at the special meeting in which the EEP unitholders will vote on the EEP merger agreement (the "EEP special meeting") on the proposal to approve the EEP merger agreement.	☐	☐	☐
6. To approve the adjournment of the EEP special meeting from time to time, if necessary to solicit additional proxies if there are not sufficient votes to approve the EEP merger agreement at the time of the EEP special meeting, in order to determine how the EEP i-units will be voted at the EEP special meeting on the proposal to approve the EEP merger agreement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. E52716-S78043 ENBRIDGE ENERGY MANAGEMENT, L.L.C. Special Meeting of Shareholders December 17, 2018 10:00 A.M., CT This proxy is solicited by the Board of Directors of Enbridge Energy Management, L.L.C. The shareholder(s) hereby appoint(s) Jeffrey A. Connelly and Dan A. Westbrook, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of ENBRIDGE ENERGY MANAGEMENT, L.L.C. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 A.M., CT on December 17, 2018, at the Hilton Houston Post Oak by the Galleria, 2001 Post Oak Boulevard, Houston, TX 77056, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side